UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2008
PANDA ETHANOL, INC.
(Exact name of registrant as specified in its charter)
000-50282
Commission File Number

Nevada	33-0986282
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
4100 Spring Valley, Suite 1002
Dallas, Texas 75244
(Address of principal
executive offices, including Zip Code)
972.361.1200
Registrant’s telephone number, including area code:
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On January 10, 2008, Lurgi PSI, Inc. (“Lurgi”) notified Panda Ethanol, Inc. (the “Company”) that it is behind in the construction schedule for the Hereford, Texas facility set forth in the engineering, procurement and construction (the “EPC Contract”) contract between Lurgi and Panda Hereford Ethanol, L.P. (the “Borrower”), a wholly-owned indirect subsidiary of the Company. After holding discussions with Lurgi and conducting its own independent analysis, the Company concluded on January 16, 2008 that it expects that substantial completion (as defined in the EPC Contract) of the Hereford facility will not occur prior to March 28, 2008 in accordance with the construction and draw schedule contained in the Financing Agreement, dated as of July 28, 2006, by and among the Borrower, Société Générale (the “Agent”) and the lenders named therein, as amended (the “Financing Agreement”). Although Lurgi informed the Company that it had achieved 86% completion of the construction of the Hereford facility as of December 31, 2007, Lurgi’s January monthly report indicated a substantial completion date in the second quarter of 2008. Subsequent to receipt of the Lurgi January report, preliminary field testing revealed a potential foundation problem with certain tanks at the Hereford facility. Further testing and analysis is necessary to determine the scope of the problem and the extent of any potential delays, but the Company currently estimates that correcting the problem could extend the substantial completion date into the third quarter of 2008.
     Under the Financing Agreement, the obligation of the lenders to make loans on any funding date is conditioned upon the receipt by the Agent of a certificate of the lenders’ engineer certifying (i) that the progress of construction of the Hereford project is substantially in accordance with the construction and draw schedule and in conformity and compliance with the construction budget and the construction contracts, (ii) the Hereford project is reasonably expected to achieve substantial completion by March 28, 2008, (iii) the Hereford project is reasonably expected to achieve final acceptance by June 13, 2008, and (iv) Borrower has sufficient funds necessary to achieve completion. In addition, that certain Depositary and Disbursement Agreement, dated as of July 28, 2006, by and between Borrower and the Agent (the “Disbursement Agreement”) requires Borrower to deliver a construction draw request and the engineer’s certificate referenced above prior to making any withdrawal from the construction accounts thereunder.
     The Company is currently engaged in discussions with the Agent and will attempt to obtain a limited waiver of departures from the certifications and requirements required under the Financing Agreement and the Disbursement Agreement or amend the Financing Agreement and Depositary and Disbursement Agreement to extend the required substantial completion and final acceptance dates. There can be no assurance that the Company will be able to obtain such a waiver or amendment. Assuming such a waiver or amendment is obtained, the Company believes it will have the capital sufficient to complete construction of the facility.
Forward-Looking Statements
     This Current Report on Form 8-K contains forward-looking statements, as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act, that are based on our current expectations, assumptions, beliefs, estimates and projections about our company and the ethanol and other related industries. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should” and variations of such words or similar expressions.
     We caution you that reliance on any forward-looking statement involves risks and uncertainties, and that although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and, as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances. Some of the factors that may cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the time, cost and ability to complete construction of the Hereford facility; issues arising in connection with the development and construction of the Hereford facility, including those relating to permits, easements, site conditions, workmanship, process engineering, and conflicts of interest; the ability to obtain a limited waiver of departures from the certifications and requirements required under the Financing Agreement and the Disbursement Agreement; as well as the risk factors discussed under “Risk Factors” in our Quarterly Reports on Form 10-Q filed on May 15, 2007 (as amended on Form 10-Q/A filed on November 2, 2007), August 20, 2007 (as amended on Form 10-Q/A filed on November 2, 2007) and November 16, 2007 and our annual and quarterly reports filed with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 22, 2008

PANDA ETHANOL, INC.
By:	/s/ Darol Lindloff
Darol Lindloff
Chief Executive Officer and President

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